UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ROCKWOOD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2277366
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Overlook Center

Princeton, New Jersey  08540

Telephone:  (609) 514-0300

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  No. 333-122764

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.  Description of Registrant’s Securities to Be Registered.

Information with respect to the Common Stock, par value $0.01 per share, is incorporated herein by reference to the section captioned “Description of Capital Stock” in the prospectus included in the Registration Statement on Form S-1 (Registration No. 333-122764), relating to the Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the Common Stock contained in the Prospectus under the heading “Description of Capital Stock” is hereby incorporated by reference into this Form 8-A.

Item 2.  Exhibits.

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ROCKWOOD HOLDINGS, INC.

Dated: August 12, 2005	By:	/s/ THOMAS J. RIORDAN
		Name:	Thomas J. Riordan
		Title:	Senior Vice President, Law & Administration